As filed with the Securities and Exchange Commission on August 12, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Astria Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-3687168
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

22 Boston Wharf Road, 10th Floor Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Second Amended and Restated 2015 Stock Incentive Plan

2015 Employee Stock Purchase Plan

2022 Inducement Stock Incentive Plan, as amended

(Full Title of the Plan)

Benjamin Harshbarger

Chief Legal Officer
22 Boston Wharf Road, 10th Floor
Boston, Massachusetts 02210

(Name and Address of Agent For Service)

(617) 349-1971

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the Second Amended and Restated 2015 Stock Incentive Plan, the 2015 Employee Stock Purchase Plan and the 2022 Inducement Stock Incentive Plan, as amended, of Astria Therapeutics, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective.

Accordingly, this Registration Statement incorporates by reference the contents of:

•	the Registration Statement on Form S-8, File No. 333-206394, filed with the Securities and Exchange Commission (the “Commission”) on August 14, 2015, by the Registrant, relating to the Registrant’s Amended and Restated 2008 Equity Incentive Plan, as amended, 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan;

•	the Registration Statement on Form S-8, File No. 333-210229, filed with the Commission on March 16, 2016, by the Registrant, relating to the Registrant’s 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan;

•	the Registration Statement on Form S-8, File No. 333-216793, filed with the Commission on March 17, 2017, by the Registrant, relating to the Registrant’s 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan;

•	the Registration Statement on Form S-8, File No. 333-223721, filed with the Commission on March 16, 2018, by the Registrant, relating to the Registrant’s 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan;

•	the Registration Statement on Form S-8, File No. 333-229643, filed with the Commission on February 13, 2019, by the Registrant, relating to the Registrant’s Amended and Restated 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan;

•	the Registration Statement on Form S-8, File No. 333-239114, filed with the Commission on June 12, 2020, by the Registrant, relating to the Registrant’s Amended and Restated 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan;

•	the Registration Statement on Form S-8, File No. 333-258633, filed with the Commission on August 9, 2021, by the Registrant, relating to the Registrant’s Amended and Restated 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan;

•	the Registration Statement on Form S-8, File No. 333-263459, filed with the Commission on March 10, 2022, by the Registrant, relating to the Registrant’s Amended and Restated 2015 Stock Incentive Plan, 2015 Employee Stock Purchase Plan and 2022 Inducement Stock Incentive Plan; and

•	the Registration Statement on Form S-8, File No. 333-273773, filed with the Commission on August 7, 2023, by the Registrant, relating to the Registrant’s Amended and Restated 2015 Stock Incentive Plan, 2015 Employee Stock Purchase Plan and 2022 Inducement Stock Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are incorporated herein by reference:

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description of Exhibit	Form	File Number	Date of Filing	Exhibit Number	Filed Herewith
4.1	Restated Certificate of Incorporation of the Registrant, as amended	8-K	001-37467	June 6, 2023	3.2

4.2	Amended and Restated By-Laws of the Registrant	8-K	001-37467	June 6, 2023	3.1

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant					X

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)					X

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm					X

24.1	Power of attorney (included on the signature pages of this registration statement)					X

99.1	Second Amended and Restated 2015 Stock Incentive Plan	10-Q	001-37467	August 12, 2024	10.1

99.2	2015 Employee Stock Purchase Plan	10-Q	001-37467	May 12, 2022	10.7

99.3	2022 Inducement Stock Incentive Plan, as amended	8-K	001-37467	December 20, 2023	99.1

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on this 12th day of August, 2024.

ASTRIA THERAPEUTICS, INC.

By:	/s/ Jill C. Milne
Jill C. Milne
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Astria Therapeutics, Inc., hereby severally constitute and appoint Jill C. Milne, Benjamin Harshbarger and Noah C. Clauser, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Astria Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jill C. Milne	President and Chief Executive Officer and Director (Principal Executive Officer)	August 12, 2024
Jill C. Milne

/s/ Noah Clauser	Chief Financial Officer	August 12, 2024
Noah Clauser	(Principal Financial Officer and Principal Accounting Officer)

/s/ Kenneth Bate	Chairman of the Board of Directors	August 12, 2024
Kenneth Bate

/s/ Sunil Agarwal	Director	August 12, 2024
Sunil Agarwal

/s/ Joanne Beck	Director	August 12, 2024
Joanne Beck

/s/ Frederick P. Callori	Director	August 12, 2024
Frederick P. Callori

/s/ Hugh Cole	Director	August 12, 2024
Hugh Cole

/s/ Michael Kishbauch	Director	August 12, 2024
Michael Kishbauch

/s/ Gregg Lapointe	Director	August 12, 2024
Gregg Lapointe

/s/ Jonathan Violin	Director	August 12, 2024
Jonathan Violin